CBQ, Inc. Has Filed to Change Its Name to China Direct Trading Corporation Tuesday December 2, 9:45 am ET China Direct Trading Acquires Souvenir Direct, Inc.


FT. LAUDERDALE, FL--(MARKET WIRE)--Dec 2, 2003 -- CBQ, Inc. (OTC BB: CBQI) announced today that it has filed to changed its name to China Direct Trading Corporation ("China Direct"). The company's common stock will continue to trade under the symbol CBQI.OB until a new stock trading symbol is assigned. China Direct has acquired all of the outstanding shares of Souvenir Direct, Inc., a trading company specializing in the $250 billion dollar global souvenir, gift, novelty, and promotional products industries. The transaction was previously announced on June 23, 2003, in the form of a Letter of Intent. Howard Ullman has been named to the position of chairman and chief executive officer of the company.
Souvenir Direct, with distribution in 19 countries, obtains its goods from the People's Republic of China (PRC) and a variety of Pacific Rim countries.
Souvenir Direct currently provides a wide range of products to Fortune 500 companies and major mass retailers. The company's customers range from one of the largest discount retailers in the world, to a large well-known entertainment conglomerate and include the top NASCAR licensees. The company recently patented and trademarked its innovative Spinner Key Ring. Sales of this unique global souvenir are growing rapidly as a significant number of contracts are currently being signed with major retail chains and importers.

"This is an exciting time to be leading a dynamic company poised for significant growth," said Ullman. "The PRC's international trade has grown approximately 15 percent since 1978 or more than 2,700 percent in aggregate. We believe that price advantages offered by manufacturing in the PRC will provide our U.S. customers with competitive marketing opportunities. Using the souvenir and promotional products industry as a catalyst, we will gradually expand our products into other geographic locations and target markets.

"We believe," continued Ullman, "trade is a two-way street and we will assist U.S. companies seeking to export their products and services to China. Our mission is to deepen the commercial relationship between China, the world's fastest-growing economy, and the United States, the world's largest economy."

About China Direct Trading Corporation

China Direct is involved with trade between China and the world. The company is involved in the souvenir, gift, novelty, and promotional products industries. The company expects to develop other niche industries that benefit from the high quality and low prices China has to offer, as well as exporting U.S. goods to China.

NOTICE: This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this action may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may," "could, or "might" occur. Such statements reflect the current views of China Direct Trading Corporation with respect to future eve nts and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. China Direct Trading Corporation does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.